NACEL ENERGY CORPORATION
SUBSCRIPTION AGREEMENT

1. INVESTMENT:

(a) The undersigned subscribes for ________shares of Common Stock of *NACEL ENERGY CORPORATION* at $.10 per share.

(b) Total subscription price ($.10 times number of shares): = $______________________

.

2. INVESTOR INFORMATION:

Name (type or print)	Social Sec. No.	Address

Name (type or print)	Social Sec. No.	Address

Mailing Address:

Street	City	State	Zip

Business Phone (   )________________ Home Phone (   ) ________________

3. TYPE OF OWNERSHIP: (You must check one box)

1.[ ] Individual	6.[ ] Joint Tenants with rights of Survivorship
2.[ ] Tenants in Common	7.[ ] Custodian for ____
3.[ ] Community Property	8 [ ] Uniform Gifts to Minors Act of the State of ______________________
4.[ ] Partnership	9.[ ] Corporation ____
5.[ ] Trust	10.[ ] Other (explain) ____

4. RECEIPT OF DISCLOSURE DOCUMENT:

By executing this subscription agreement the undersigned acknowledges receipt of a current Prospectus, as supplemented to the date of this Subscription Agreement, in which the terms and conditions of the offering of Common Stock and the risks associated therewith are described.

5. TERMINATION OF THE OFFERING:

The undersigned understands that the Company may terminate the offering at any time and for any reason. If the offering is so terminated, and the Company is holding subscriptions that have not been accepted by an authorized representative of the Company, together with the unaccepted subscription agreements, then in that event the subscriptions so held shall be returned without any interest earned thereon.

6. REPRESENTATION AND WARRANTS:

By executing this subscription agreement, the undersigned represents and warrants to the Company that:

a. Subscriber is buying the Common Stock for Subscriber's own account or is buying for the account or benefit of a member or members of Subscriber's immediate family or in a fiduciary capacity for the account of another person or entity and is not purchasing as an agent for another. Furthermore, if Subscriber is purchasing for the account of another person or entity, Subscriber has full authority to execute this Subscription Agreement in such capacity and on behalf of such person or entity.

b. Subscriber is 18 years of age or over (You must check box)
[ ] Yes [ ] No

7. ACCEPTANCE OF SUBSCRIPTION:

The undersigned hereby confirms Subscriber's understanding that the Company has the full right to accept or reject this subscription, providing that the Company must accept or reject the subscription by _______________, 2007, subject to an extension in the Company's discretion for an additional 270 days thereafter. In case of rejection of a subscription, contributions of such persons will promptly be returned to such persons without interest thereon.

Please make a copy of your completed Subscription Agreement

Signatures:

Executed this __________ day of _______________ 200__
at _________________________________, ____________________

City State

X____ X____
Signature (investor or authorized signature) Signature (investor or authorized signature)

MAKE CHECK PAYABLE TO: *NACEL ENERGY CORPORATION*

SEND SUBSCRIPTION AGREEMENT AND CHECK TO:

NACEL ENERGY CORPORATION
232 South Jefferson Street
Sheridan Wyoming 82801

Accepted for the Company this __________________ day
of _________________________, 200__.

By___________________________________ Title________________________________

. 001

Par Value **$0.001**

Nacel Energy Corporation

This Certifies that ______________________________ is the registered

holder of ______________________________ shares of the capital stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.

In Witness Whereof the said Corporation has caused this certificate to be signed by its duly authorized officer and its corporate seal is to hereunto affixed,

this ____________ day of ____________ , 2007,

by, Murray Fleming, Director.

For Value Received the undersigned hereby sells, assigns and transfers unto

_______________________________ ,

_________ shares of the capital stock of **NACEL ENERGY CORPORATION**, registered in the name of the undersigned on the books of said Corporation and represented by the within certificate, and does hereby irrevocably constitute and appoint **NACEL ENERGY CORPORATION** and/or its authorized Transfer Agent, **ISLAND STOCK TRANSFER**, Attorney, to transfer said shares on the books of said Corporation,

this _______ day of _______ , 2007, with full power of substitution in the premises.

Signature of registered owner:

X_________________________

Given in the presence of:

X_______________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

Not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Countersigned and Registered:

X_________________________

Island Stock Transfer